Execution Copy
AGREEMENT
DATED April 19, 2006
UP TO US$59,140,000 CREDIT FACILITY FOR RENOVA MEDIA ENTERPRISES LTD. from
RENOVA INDUSTRIES LTD.
AND CMCR MANAGEMENT LIMITED

CONTENTS

Clause

Page

1.

Interpretation

3

2.

Facility

7

3.

Purpose

7

4.

Conditions Precedent

7

5.

Utilisation

7

6.

Repayment And Prepayment

8

7.

Interest

8

8.

Terms

9

9.

Market Disruption

9

10.

Taxes

9

11.

Payments

10

12.

Representations

11

13.

Covenants

12

14.

Default

12

15.

Evidence And Calculations

14

16.

Expenses

14

17.

Amendments And Waivers

14

18.

Changes To The Parties

15

19.

Disclosure Of Information

15

20.

Set-Off

15

21.

Relationship Between The Lenders

15

22.

Severability

16

23.

Counterparts

16

24.

Notices

16

25.

Language

18

26.

Governing Law

18

27.

Arbitration

18

28.

Effective Date

18

Schedule 1 Form Of Request

19

Schedule 2 Account Details

20

SIGNATORIES

21

2

THIS AGREEMENT is dated April 19, 2006

BETWEEN:

(1)

RENOVA MEDIA ENTERPRISES LTD., means a company registered in Bahamas, and whose registered office is at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas, as borrower (the "Company");

(2)

RENOVA INDUSTRIES LTD., means a company registered in Bahamas, and whose registered office is at Shirley House, 50 Shirley Street, P.O. Box N-7755, Nassau, Bahamas as lender ("Renova"); and

(3)

CMCR MANAGEMENT LIMITED, means a company registered in Bahamas, and whose registered office is at Winterbotham Place, Marlborough & Queen Street, P.O. Box № 10429, Nassau, Bahamas as lender ("CMCR").

WHEREAS:

Renova and CMCR, being as of the Completion Date a 51% and 49% shareholders of the Company respectively, agree to make available to the Company a US Dollar loan facility in an aggregate amount of fifty nine million one hundred forty thousand United States Dollars (US$59,140,000) on the terms and conditions set out herein.

IT IS AGREED as follows:

1.

INTERPRETATION

1.1

Definitions

In this Agreement:

"Affiliate" means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

"Availability Period" means the period from and including the date of this Agreement to and including 6 months after the date of this Agreement.

"Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in the city or cities specified and if none specified in each of Zurich, Bahamas and New York.

"CMCR Commitment" means twenty eight million nine hundred seventy eight thousand six hundred United States Dollars (US$28,978,600) to the extent not cancelled, transferred or reduced under this Agreement.

"Commitment" means the Renova Commitment or the CMCR Commitment.

"Completion Date" means a date defined as such in the SPA.

"Default" means:

(a)

an Event of Default; or

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(b)

an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under this Agreement or any combination of them) an Event of Default.

"Dollar" and "US$" means the lawful currency for the time being of the United States of America.

"Event of Default" means an event specified as such in Clause 14 (Default).

"Facility" means the loan facility made available under this Agreement.

"Facility Amount" means fifty nine million one hundred forty thousand United States Dollars (US$59,140,000).

"Holding Company" of any other person, means a company in respect of which that other person is a Subsidiary.

"Lenders" means Renova and CMCR, each a "Lender" and together the "Lenders".

"LIBOR" means in relation to the Loan (a) the applicable Screen Rate, or, if no Screen Rate is available then (b) the rate per annum at which Barclays Bank Plc is offering to prime banks in the London Interbank Market deposits in Dollars for such period at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day.

"Loan" means the loan made or to be made under this Agreement or the principal amount outstanding for the time being of such loan.

"Margin" means three (3) per cent. per annum.

"Maturity Date" means the date falling 60 months from the date of this Agreement.

"Party" means a party to this Agreement.

"Pro Rata Share" means:

(a)

for the purpose of determining a Lender's share in a utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and

(b)

for any other purpose on a particular date:

(i)

the proportion which a Lender's share of the Loans (if any) bears to all the Loans; or

(ii)

if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date.

"Rate Fixing Day" means the second London Business Day before the first day of a Term or such other day as the Lenders determine is generally treated as the rate fixing day by market practice.

"Renova Commitment" means thirty million one hundred sixty one thousand four hundred United States Dollars (US$30,161,400) to the extent not cancelled, transferred or reduced under this Agreement.

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"Repeated Representations" means the representations which are deemed to be repeated under Clause 12.7 (Repetition of Representations).

"Request" means a request for a Loan, substantially in the form of Schedule 1 (Form of Request).

"Screen Rate" means the British Bankers Association Interest Settlement Rate, for Dollars and for the Term displayed on the appropriate page of the Reuters screen selected by the Lenders. If the relevant page is replaced or the service ceases to be available, the Lenders may specify another page or service displaying the appropriate rate.

"Shareholders Agreement" means an agreement dated on or about the date hereof between Renova and CMCR, as shareholders of the Company, and the Company.

"SPA" means that certain agreement for the purchase of 57.80% of the shares in OAO COMCOR between CMCR as seller and the Company as buyer dated as of the date hereof.

"Subsidiary" means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

"Term" means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

"Total Commitments" means, for the time being, the aggregate of the Commitments of the Lenders at such time.

"Utilization Date" means each date on which the Facility is utilized being the date on which Loan amount is actually debited from the accounts of the Lenders.

1.2

Construction

(a)

In this Agreement, unless the context requires otherwise, a reference to:

(i)

an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)

assets includes present and future properties, revenues and rights of every description;

(iii)

an authorization includes an authorization, consent, approval, resolution, license, exemption, filing, registration or notarization;

(iv)

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

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(vi)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organization or other entity whether or not having separate legal personality;

(vii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(viii)

a Default being outstanding means that it has not been remedied or waived;

(ix)

a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(x)

a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;

(xi)

a Party or any other person includes its successors in title, permitted assigns and permitted transferees.

(b)

Unless the context requires otherwise, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)

if the numerically corresponding day is not a London Business Day, the period will end on the next London Business Day in that month (if there is one) or the preceding London Business Day (if there is not);

(ii)

if there is no numerically corresponding day in that month, that period will end on the last London Business Day in that month; and

(iii)

notwithstanding sub-paragraph (i) above, a period which commences on the last London Business Day of a month will end on the last London Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Agreement, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of this Agreement.

(d)

Unless the context requires otherwise:

(i)

a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement; and

(ii)

any obligation of the Company under this Agreement which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under this Agreement.

(e)

The headings in this Agreement do not affect its interpretation.

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2.

FACILITY

2.1

Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a term loan facility in an aggregate amount equal to the Facility Amount.

2.2

Nature of a Lender's Rights and Obligations

Unless this Agreement provides to the contrary or the Lenders agree otherwise:

(a)

the rights and obligations of the Lenders under this Agreement are several; and

(b)

no Lender is responsible for the obligations of the other Lender under this Agreement.

3.

PURPOSE

The Company shall apply the Loan for its general corporate purposes as directed by the management of the Company.

4.

CONDITIONS PRECEDENT

4.1

The Company may not deliver a Request until each Lender has received a certified copy of (i) the Company's Memorandum and Articles of Association; and (ii) the resolutions of the Company's Board of Directors approving this Agreement and authorizing its acceptance.

4.2

The obligations of each Lender to participate in the Loan are subject to the conditions precedent that on both the date of the Request and the Utilization Date for that Loan:

(a)

the Repeated Representations are correct in all material respects; and

(b)

no Default is outstanding or would result from the Loan.

5.

UTILISATION

5.1

Giving of Requests

(a)

The Company may request the Loan by delivering to the Lenders a duly completed Request.

(b)

The Loan shall not be made unless each Lender has received the Request not more than 10 (ten) nor less than 5 (five) London Business Days before the proposed Utilization Date of such Loan.

(c)

The receipt of the Request by the Lenders shall oblige the Company to borrow the amount therein requested on the date therein stated.

(d)

The Company may deliver only one Request.

5.2

Completion of Requests

The Request for the Loan will not be regarded as having been duly completed unless:

(a)

the Utilization Date is a Business Day which falls within the Availability Period;

7

(b)

it is addressed to both of the Lenders;

(c)

the amount of the requested Loan does not exceed the Total Commitments.

5.3

Advance of Loan

(a)

The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilization Date.

(b)

If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Company on the Utilization Date. Renova and CMCR shall consult so that each is reasonably assured that the other will timely disburse its Commitment hereunder.

(c)

If one Lender disburses its Commitment hereunder and the other Lender does not, the disbursing Lender may demand immediate repayment by the Company of the Loan made by such Lender to such Lender.

6.

REPAYMENT AND PREPAYMENT

6.1

Repayment

The Company must repay the Loan in a single, lump-sum payment on the Maturity Date.

6.2

Voluntary Prepayment

The Company may, by giving not less than 2 (two) London Business Days' prior notice to the Lenders, prepay the Loan on the last day of its current Term in whole or in part.

6.3

Partial Prepayment of Loans

No amount of a Loan prepaid under this Agreement may subsequently be re-borrowed.

6.4

Miscellaneous Provisions

(a)

Any notice of prepayment under this Agreement is irrevocable.

(b)

All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment.

7.

INTEREST

7.1

Calculation of Interest

The rate of interest on the Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)

Margin; and

(b)

LIBOR.

8

7.2

Payment of Interest

(a)

Subject to paragraph (b) below, the Company must pay accrued interest on the Loan made to it on the last day of each Term.

(b)

If the Company notifies the Lenders in writing no later than 5 London Business Days prior to the expiration of a Term that the Company will not be able to make full payment of interest for that Term, any interest accrued in such Term and not paid shall be compounded with the Loan at the end of that Term.

7.3

Notification of Rates of Interest

At the beginning of each Term the Lenders must promptly notify the Company of the determination of a rate of interest under this Agreement.

8.

TERMS

8.1

Selection

(a)

The Loan has successive Terms of one year each.

(b)

The first Term of the Loan will start on its Utilization Date and each successive Term shall start on the expiry of its preceding Term.

8.2

No Overrunning the Maturity Date

If a Term would otherwise overrun the Maturity Date, it will be shortened so that it ends on the Maturity Date.

8.3

Other Adjustments

The Lenders and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and/or splitting of the Loan.

9.

MARKET DISRUPTION

If LIBOR can not be determined on a Rate Fixing Day for a particular Term, the rate of interest on the Loan for such Term shall be the interest rate applied in the preceding Term.

10.

TAXES

10.1

Tax Gross-up

All payments to be made by the Company under this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Company is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Company (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the person to whom such payment is due receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

10.2

Tax Indemnity

Without prejudice to Clause 10.1 (Tax Gross-up), if a Lender is required to make any payment of or on account of tax on or in relation to any sum received or receivable under this

9

Agreement (including any sum deemed for purposes of tax to be received or receivable by such Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender, the Company shall, upon demand of that Lender, promptly indemnify such Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 10.2 shall not apply to any tax imposed on and calculated by reference to the net income actually (and not simply deemed to be) received or receivable by that Lender, by the jurisdiction in which such Lender is incorporated.

10.3

Claims by the Lender

If a Lender intends to make a claim pursuant to Clause 10.2 (Tax Indemnity), it shall notify the Company and the other Lender thereof in writing.

10.4

Each Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances that arise and that would result in any amount becoming payable under or pursuant to this Clause 10 including (but not limited to) transferring its rights and obligations hereunder to its Affiliate.

11.

PAYMENTS

11.1

Accounts

All payments by a Party to another Party under this Agreement must be made to the relevant account of such other Party as indicated opposite its name in Schedule 2 (Account Details) to this Agreement or as notified under Clause 24.

11.2

Payments to the Lenders

All payments made by the Company to the Lenders under this Agreement must be made:

(a)

simultaneously to both Lenders (except as provided in Clause 5.3(c)) in a proportion equal to the Pro Rata Share of each Lender;

(b)

without set-off or counterclaim.

11.3

Business Days

(a)

If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

During any extension of the due date for payment of the Loan under this Agreement interest shall continue to accrue and shall be payable on the Loan at the rate payable on the original due date.

11.4

Partial Payments

(a)

If and whenever a payment is made by the Company under this Agreement, the Lenders may apply the amount received towards the obligations of the Company under this Agreement in the following order:

(i)

first, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

10

(ii)

secondly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iii)

thirdly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b)

The order of payments set out in this Clause 11.4 (Partial Payments) shall override any appropriation made by the Company but may be varied by the Lenders.

12.

REPRESENTATIONS

12.1

Representations

The representations set out in this Clause are made by the Company to each Lender.

12.2

Status

The Company represents and warrants that it is a company, duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas and has the power to own its assets and carry on its business as it is being conducted.

12.3

Powers and Authority

The Company represents and warrants that it has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of this Agreement and the transactions contemplated herein.

12.4

Legal Validity

(a)

This Agreement constitutes a legally binding, valid and enforceable obligation of the Company.

(b)

This Agreement is in the proper form for its enforcement in the jurisdiction of incorporation of the Company.

12.5

Non-conflict

The entry into and performance by the Company of, and the transactions contemplated by, this Agreement do not conflict with:

(a)

any law, regulation or judicial order applicable to it;

(b)

its constitutional documents; or

(c)

any document which is binding upon it or any of its assets.

12.6

No Default

11

(a)

No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, this Agreement; and

(b)

No other event is outstanding which constitutes a default under any document which is binding on the Company or any of its assets.

12.7

Repetition of Representations

The Repeated Representations shall be deemed to be repeated by the Company by reference to the facts and circumstances then existing on each Utilization Date and on the first day of each Term.

13.

COVENANTS

The Company agrees to be bound by the covenants set out in this Clause 13.

13.1

Corporate Existence

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises and it will at all times comply with all laws applicable to it.

13.2

Further Assurances

The Company must, from time to time upon the request of the Lenders promptly, at its own expense, execute and deliver any and all such additional agreements, contracts, documents or instruments as the Lenders acting in concert may reasonably require for the purpose of receiving the full benefit of this Agreement, and of the rights and powers granted under it.

13.3

Notification of Default

The Company must notify the Lenders of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

14.

DEFAULT

14.1

Events of Default

Each of the events set out in this Clause is an Event of Default.

14.2

Non-payment

The Company does not pay or repay the Loan when due under this Agreement in due manner.

14.3

Breach of Other Obligations

(a)

The Company does not comply with any term of Clause 13 (Covenants); or

(b)

The Company does not comply with any other term of this Agreement not already referred to in this Clause, unless the non-compliance:

(i)

is capable of remedy; and

12

(ii)

is remedied within 5 (five) Business Days of the earlier of any of the Lenders giving notice (in copy to the other Lender) and the Company becoming aware of the non-compliance.

14.4

Misrepresentation

A representation made or repeated by the Company under this Agreement is incorrect in any material respect when made or deemed to be repeated.

14.5

Insolvency

Any of the following occurs in respect of the Company:

(a)

it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(b)

it admits its inability to pay its debts as they fall due;

(c)

it suspends making payments on any of its debts or announces an intention to do so;

(d)

by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

(e)

a moratorium is declared in respect of any of its indebtedness.

If a moratorium occurs in respect of the Company, the ending of the moratorium will not remedy any Event of Default caused by the moratorium, unless the Lenders, acting in concert, agree otherwise.

14.6

Insolvency Proceedings

(a)

Any of the following occurs in respect of the Company:

(i)

any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(ii)

any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, insolvency or dissolution;

(iii)

an order for its winding-up, administration, insolvency or dissolution is made;

(iv)

any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, arbitration manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; or

(v)

any other analogous step or procedure is taken in any jurisdiction.

14.7

Effectiveness

(a)

It is or becomes unlawful for the Company to perform any of its obligations under this Agreement.

(b)

This Agreement is not effective in accordance with its terms.

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14.8

Acceleration

If an Event of Default is outstanding, the Lenders may, acting in concert, by notice to the Company:

(a)

cancel all or any part of the Total Commitments; and/or

(b)

declare that all or part of any amounts outstanding under this Agreement are:

(i)

immediately due and payable; and/or

(ii)

payable on demand made by the Lenders acting in concert.

Any notice given under this Clause will take effect in accordance with its terms.

15.

EVIDENCE AND CALCULATIONS

15.1

Accounts

The Lenders shall maintain accounts evidencing the amounts from time to time lent by and owing to them hereunder.

15.2

Certificates and Determinations

Any certification or determination by the Lenders of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

15.3

Calculations

Any interest accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Lenders determine is market practice.

15.4

Records

The Company shall keep records of all payments to each Lender made hereunder and shall ensure that each Lender has access to such records.

16.

EXPENSES

All costs and expenses incurred by a Party in connection with this Agreement shall be at the account of such Party.

17.

AMENDMENTS AND WAIVERS

17.1

Procedure

Any term of this Agreement may be amended or waived with the agreement of all Parties.

17.2

Waivers and Remedies Cumulative

The rights of the Lenders under this Agreement:

(a)

may be exercised as often as necessary;

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(b)

are cumulative and not exclusive of its rights under the general law; and

(c)

may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

18.

CHANGES TO THE PARTIES

18.1

Assignments and Transfers by Company

The Company may not assign or transfer any of its rights and obligations under this Agreement without the prior consent of all the Lenders.

18.2

Assignment of Lender's Rights and Transfer of Obligations

A Lender may assign or transfer any of its rights and obligations under this Agreement only (i) to the other Lender by an instrument in writing executed by both Lenders and the Company (in the case of the Company, only if obligations are to be transferred) or (ii)  in connection with the repayment of "Outstanding Financings" as contemplated by the Shareholders Agreement.

19.

DISCLOSURE OF INFORMATION

Each Party must keep confidential any information supplied to it by or on behalf of any other Party in connection with this Agreement. However, a Lender is entitled to disclose such information to any of its Affiliates or professional advisers provided that such Affiliate and/or professional advisers are bound by confidentiality arrangements with such Lender.

20.

SET-OFF

Lenders may set off (in Pro Rata Shares) any matured obligation owed to them by the Company under this Agreement against any joint obligation (whether or not matured) owed by the Lenders to the Company, regardless of the place of payment or currency of either obligation (if the obligations are in different currencies, the Lenders may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off) provided always that the provisions of this Clause shall not apply to any individual obligation owed to or by a Lender under any agreement or arrangement other than this Agreement.

21.

RELATIONSHIP BETWEEN THE LENDERS

21.1

General

(a)

Each and every action, notice, waiver, decision, determination, calculation, discretion or other thing required to be taken, submitted, provided, exercised or done by the Lenders under this Agreement (except where the Agreement directly provides otherwise) shall be made jointly and in cooperation between the Lenders and shall be accompanied by, or structured as, an instrument in writing countersigned by each Lender, and the Company shall not act on any instruction of, or rely on any information from any Lender unless such instruction or information is in the form of, or is accompanied by, such written instrument.

(b)

The Lenders shall cooperate in good faith to negotiate and elaborate a joint position on issues arising out of or relating to this Agreement and shall resolve all disputes among themselves in

15

the manner prescribed by the Shareholders Agreement (including, but not limited, to the deadlock provisions of the Shareholders Agreement).

21.2

Redistribution

Except as otherwise expressly provided herein, if at any time the proportion which any Lender (a "Recovering Lender") has received or recovered (whether by payment, the exercise of a right of set off or combination of accounts or otherwise) in respect of its portion of any sum due from the Company under this Agreement is greater (the excess proportion being herein called an "Excess Amount") than its Pro Rate Share then the Recovering Lender shall promptly pay to the other Lender an amount equal to the Excess Amount.

22.

SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)

the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)

the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

23.

COUNTERPARTS

This Agreement may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

24.

NOTICES

24.1

In Writing

(a)

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by courier, or by fax

(b)

Any consent or agreement required under this Agreement must be given in writing.

24.2

Contact Details

(a)

The contact details of the Company are:

Renova Media Enterprises Ltd.

Shirley House, 1st floor
50 Shirley Street
P.O. Box N-8426
Nassau, Bahamas

Attention:

Marco Montanari
Facsimile:

+1-242-328-2935

and

RME Management Ltd.
Moscow Representative Office

16

Bolshaya Nikitskaya Ul., dom 14/2, stroenie 7
Moscow 125009
Russian Federation

Attention:

Ivan Isakov
Facsimile:

+7-495-775-8789

(b)

The contact details of Renova are:

Renova Industries Ltd.

Shirley House, 1st floor
50 Shirley Street
P.O. Box N-8426
Nassau, Bahamas

Attention:

Marco Montanari
Facsimile:

+1-242-328-2935

and

RME Management Ltd.
Moscow Representative Office
Bolshaya Nikitskaya Ul., dom 14/2, stroenie 7
Moscow 125009
Russian Federation

Attention:

Ivan Isakov
Facsimile:

+7-495-775-8789

(c)

The contact details of CMCR are:

CMCR Management Limited

c/o OAO COMCOR

Neglinnaya Ul, dom 17, stroenie 2

Moscow 127051

Russian Federation

Attention: Sergei N. Golovin
Facsimile: +7-495-250-7455

(d)

Any Party may change its contact details by giving 10 (ten) calendar days’ notice to the other Parties.

24.3

Effectiveness

(a)

Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)

if delivered in person or by courier, at the time of delivery;

(ii)

if by fax, when received in legible form.

17

(b)

A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.

LANGUAGE

(a)

Any notice given in connection with this Agreement must be in English.

(b)

Any other document provided in connection with this Agreement must be:

(i)

in English; or

(ii)

accompanied by a certified English translation. In this case, the English translation prevails.

26.

GOVERNING LAW

This Agreement is governed by English law.

27.

ARBITRATION

Any dispute arising relation to this Agreement (including any question as to its existence, validity or termination) to be finally resolved by arbitration under the Rules of the London Court of International Arbitration in London, England. There will be 3 arbitrators, one of whom will be nominated by each of the claimant and the respondent, and the third to be agreed by the 2 arbitrators so appointed and in default thereof shall be appointed by the President of the London Court of International Arbitration. If there is more than one claimant or respondent they will jointly nominate one arbitrator. The arbitration will be conducted in English and any judgment rendered shall be final and binding on the Parties.

28.

EFFECTIVE DATE

Subject to receipt of all necessary regulatory approvals (if any), this Agreement and the rights and obligations of the Parties hereunder shall become effective on the Completion Date.

18

SCHEDULE 1

FORM OF REQUEST

To:

RENOVA INDUSTRIES LTD.

To:

CMCR MANAGEMENT LTD.

From:

RENOVA MEDIA ENTERPRISES LTD

Date:

[                               ]

UP TO US$[ ] CREDIT AGREEMENT
DATED [          ], 2006 (the Agreement)

1.

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning in this notice. This is a Request.

2.

We wish to borrow a Loan on the following terms:

(a)

Utilisation Date: [                               ]

(b)

Amount: [                                         ]

3.

Our payment instructions are: [                                    ].

4.

Each representation set out in Clause 12 (Representations) of the Agreement is true and correct.

5.

This Request is irrevocable.

By:

----------------------------------------

Authorized representation of

RENOVA MEDIA ENTERPRISES LTD

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SCHEDULE 2

ACCOUNT DETAILS

(a)

The Company:

Bank:

UBS (Monaco) SA

Address:

2, Avenue de Grande Bretagne

Monte Carlo- B.P

MC 98007 Monaco

Account Number: 172262

SWIFT:

UBSWMCMX

Name:

Renova Media Enterprises Ltd

(b)

Renova:

Bank:

UBS AG, ZURICH

Address:

PO Box 8098 Zurich, Switzerland

Account Number: 206-260200.60E

SWIFT:

UBSWCHZH80V

Name:

Renova Industries Ltd.

Correspondent Bank: UBS AG Stamford CT

Address:

Washington Boulevard 677, 06912-0300 Stamford U.S.A

SWIFT:

UBSWUS33

(c)

CMCR:

Bank:

HELLENIC BANK LIMITED

Address:

Limassol, Cyprus

Account Number USD: 240 07 361654 02

SWIFT:

HEBACY2N

Name:

CMCR Management Limited

Correspondent Bank: Bank of America

SWIFT:

BOFAUS3N

Acc.:

011 09 089000 01

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SIGNATORIES

Company

EXECUTED

on behalf of

RENOVA MEDIA ENTERPRISES LTD

By:  /s/ Evgenia Loewe

Name:  Evgenia Loewe

Title:  Authorized Representative

Renova

EXECUTED

on behalf of

RENOVA INDUSTRIES LTD.

By:  /s/ Evgenia Loewe

Name:  Evgenia Loewe

Title:  Authorized Representative

CMCR

EXECUTED

on behalf of

CMCR MANAGEMENT LIMITED

By:  /s/ Andreyanova Nataliya

Name:  Andreyanova Nataliya

Title:  Authorized Representative

21